                                                                     Exhibit 4.E

                             [JOHN HANCOCK LOGO]

              John Hancock Place, P.O. Box 111, Boston, MA 02117



             ----------------------------------------------------------
                CONTRACT HOLDER:        COMERICA BANK AS TRUSTEE OF
                        FORD MOTOR COMPANY SAVINGS AND STOCK
                        INVESTMENT PLAN FOR SALARIED EMPLOYEES, FORD
                        MOTOR COMPANY TAX-EFFICIENT SAVINGS PLAN
                        FOR HOURLY EMPLOYEES AND FORD CREDIT
                        SAVINGS PLAN

                EFFECTIVE DATE:         NOVEMBER 15, 1994

                GROUP ANNUITY CONTRACT NUMBER:  7628 GAC
             ----------------------------------------------------------


                The Contract is issued in consideration of the Application and payment of Contributions by the Contract Holder.

                The Contract is delivered in and is subject to the laws of the State of Michigan.

                This page, the Application, the Confirmation Letter, and the following pages constitute the entire Contract which is agreed to by the Contract Holder and the John Hancock.

                Signed for the John Hancock at Boston, Massachusetts

                Bruce Skrine                    William L. Boyan
                  Secretary                         President


                Countersigned by Jeanne M. Quinn on July 5, 1995
                                -----------------
                                    Registrar


                Modified Term Accumulation Guarantee Fund
                Nonparticipating / Unallocated
                Guaranteed Benefit Sub Account
                Plan Reference

                MI 1 MTA 7628 GAC                               [CORPORATE SEAL]
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                              TABLE OF CONTENTS

                                                                        Page
I.      CONTRACT SPECIFICATIONS .....................................     1

II.     FUND PROVISIONS

        A. Contributions ............................................     3
        B. Interest .................................................     3
        C. Expenses .................................................     4
        D. Participant Withdrawals ..................................     4
        E. Scheduled Repayment of the Fund ..........................     5
        F. Unscheduled Transfers ....................................     6

III.    GENERAL PROVISIONS

        A. Annuities ................................................     7
        B. Assignment of Contract ...................................     7
        C. Information to be Furnished ..............................     8
        D. Modification of Contract .................................     8
        E. Guaranteed Benefit Sub Account ...........................     8
        F. Nonwaiver of Contract Provisions .........................     8
        G. Termination of Contract ..................................     8
        H. Severability .............................................     8
        I. Miscellaneous ............................................     8

IV.     CONTRACTUAL TERMS ...........................................     9

APPLICATION FOR GROUP ANNUITY CONTRACT


                          I. CONTRACT SPECIFICATIONS


CONTRACT HOLDER:                Comerica Bank as Trustee of Ford Motor Company
                                Savings and Stock Investment Plan for Salaried
                                Employees, Ford Motor Company Tax-Efficient
                                Savings Plan for Hourly Employees and Ford
                                Credit Savings Plan

PLAN:                           Ford Motor Company Savings and Stock
                                Investment Plan for Salaried Employees,

                                Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees,

                                Ford Credit Savings Plan

EMPLOYER:                       Ford Motor Company

CONTRIBUTION PERIOD:            January 1, 1995 to December 31, 1995

CONTRIBUTIONS AND INVESTMENT
OPTION TRANSFER PROVISIONS:     100% of Participant directed contributions to
                                the Income Fund will be paid to the John
                                Hancock on a monthly basis for activity
                                beginning on January 1, 1995 and ending on December 31, 1995.

                                Assets in the Income Fund cannot be transferred to other Investment Options until Contract maturity. During the Contribution Period, assets from other Investment Options can be transferred into the Income Fund monthly and weekly commencing on November 1, 1995.

                                If total Contributions, less withdrawals, exceed $400,000,000, the window will close immediately and any excess will be returned to the Contract Holder by the end of the month in which such excess is received.

                                Notwithstanding the above, company
                                contributions cannot be transferred out of Ford Stock for two years following the year of contribution.

NET GUARANTEED
INTEREST RATE:                  8.07% - effective annual rate.

INVESTMENT OPTIONS:             Ford Stock
                                Income Fund
                                Current Interest Fund
                                Interest Income Fund established November 1,
                                   1995
                                Various other non-competing funds

GUARANTEE
EXPIRATION DATE:                June 30, 1998

REPAYMENT SCHEDULE:             Repayment of the Fund will be in a lump sum on
                                the Guarantee Expiration Date.

                              II.  FUND PROVISIONS

A.     CONTRIBUTIONS

       Contributions will be paid to the John Hancock as indicated in the Contract Specifications. Each recurring Contribution is due and payable to the John Hancock within thirty days after its receipt by the Contract Holder.

       The following will not be considered to be Contributions under the Contract and shall be returned, unless mutually agreed upon by the Contract Holder and the John Hancock:

          1. any amounts received in excess of the Contributions or prior to the date(s) indicated in the Contract Specifications; or

          2. any amounts received as a result of a material change in the operation of the Plan, by amendment or practice exclusive of the proposed Plan amendments stated in the Ford Motor Company bid specifications dated October 24, 1994, and the Interest Income Fund established November 1, 1995; or

          3. any amounts received after the Contract Holder or Employer fails to provide the John Hancock with a requested copy of a Participant Communication or resulting from a Participant Communication which the John Hancock determines is designed to influence Participants to transfer funds into the Contract; or

          4. any amounts received as a result of a merger or acquisition by the Employer; or

          5. any amounts received from the liquidation of Employer stock in connection with an offer to acquire, or acquisition of, any equity interest of the Employer, resulting in Participant transfers into the Income Fund during the Contribution Period.

       The Contract Holder may discontinue Contributions at any time. In such event, the Contract Holder will be liable to the John Hancock for investment losses, if any, the John Hancock may incur as a result of nonpayment of any Contributions. The amount of the investment losses will be determined in accordance with uniform procedures established by the John Hancock for contracts of this class as described in the Confirmation Letter. A statement of the applicable procedures will be provided to the Contract Holder upon request.

B.     INTEREST

       From the date of deposit to the day preceding the Guarantee Expiration Date, the John Hancock will credit the daily equivalent of the Net Guaranteed Interest Rate on the ending balance in the Fund each day, including any Contributions, less any transfers and withdrawals.

C.     EXPENSES

       The John Hancock will bill the Contract Holder for any special Services performed under the Contract. Such special Services must be requested by the Contract Holder in writing. If the expense charge is not paid within thirty-one days of the date of billing, it will be deducted from the Fund.

       If a scheduled or unscheduled transfer is made, any outstanding expenses which have been billed to the Contract Holder will be deducted from the amount to be transferred.


D.     PARTICIPANT WITHDRAWALS

       The Contract may be utilized to pay Participant withdrawals. When the Contract Holder requests in writing a withdrawal from the Fund, the John Hancock will transfer the amount to the Contract Holder, subject to the following:

                 1. The transfer will be made within two business days of receipt of written notice or on the date specified in the notice, if later. However, the John Hancock may take up to ten business days for multiple payments and thirty business days for payment to individual Participants.

                 2. Withdrawals will be made on behalf of a Participant on a book value basis from the class year contract in the Income Fund as selected by the Participant in accordance with the Plan.

       If, however, a Participant elects to withdraw any portion of his Participant's Account as a result of any of the events listed below, the withdrawal will be considered to be initiated by the Contract Holder.
       If the withdrawal will adversely affect the John Hancock's financial experience under the Contract, the John Hancock reserves the right to apply a transfer adjustment factor, determined in accordance with the Unscheduled Transfers section, to the amount to be transferred.

                 3. The withdrawal is a result of a Participant Communication, which in the reasonable judgment of the John Hancock and the Contract Holder is designed to induce Participants to make a withdrawal from the Fund, or the withdrawal occurs after the Contract Holder or Employer fails to provide the John Hancock with a requested copy of a Participant Communication.

                 4. An additional investment option has been established or the investment policy of an Investment Option has been modified without the written consent of the John Hancock, exclusive of the proposed Plan amendments stated in the Ford Motor Company bid specifications dated October 24, 1994, and the Interest Income Fund established November 1, 1995.

                 5. A new pension plan has been established by the Employer covering Participants in the Plan.

                 6. The operation of the Plan or any other pension plan of the Employer has been materially changed, by amendment or practice, except as stated in paragraph 8. below, that has a material impact on withdrawals from this Contract as determined by the John Hancock.

                 7. The withdrawal is due to a Contract Holder or Employer action which results in the transfer of Participants' Accounts. Actions include, but are not limited to, a merger, sale, spinoff, early retirement incentive, facility relocation, voluntary layoff (involving severance incentives), or a Plan termination which is not the result of financial hardship, such as a court ordered liquidation under applicable bankruptcy or insolvency statutes, except as stated in paragraph 8. below.

                 8. A one-time 10% book value corridor over the life of the Contract will remain in effect for plant shutdowns, early retirement programs, unanticipated plan amendments and group layoffs. Any requests exceeding the 10% book value corridor will be made subject to the lesser of book value or the John Hancock transfer adjustment formula.

                      If a clone contract is mutually agreed to by the Contract Holder and the John Hancock, the transfer to create the clone will be at book value.

E.     SCHEDULED REPAYMENT OF THE FUND

       The John Hancock will transfer the balance in the Fund to the Contract Holder in a single sum on the Guarantee Expiration Date, unless prior to such date the John Hancock has received written notice by the Contract Holder that the balance in the Fund is to be transferred to another insurance company, trustee or a new group annuity contract to be issued by the John Hancock.

       If the Guarantee Expiration Date falls on a nonbusiness day, the transfer of the Fund will be made on the business day preceding such date, with interest and any applicable expenses adjusted accordingly.


F.     UNSCHEDULED TRANSFERS

       The Contract Holder may request an unscheduled transfer from the Fund in the event of a sale or spinoff of a group covered under the Plan when a clone contract cannot be arranged to the satisfaction of the Contract Holder and the John Hancock, or in the event that the operation of the Plan has significantly changed, as reasonably determined by the John Hancock and the Contract Holder, exclusive of the proposed Plan amendments stated in the Ford Motor Company bid specifications dated October 24, 1994, and the Interest Income Fund established November 1, 1995. A request for a transfer for any other reason will be subject to the consent of the John Hancock and at terms mutually agreed upon between the Contract Holder and the John Hancock.

       The transferable balance is an amount equal to the balance in the Fund, or such lesser amount as may be requested, to be transferred on the transfer date, multiplied by a transfer adjustment factor. Any outstanding expenses which have been billed to the Contract Holder will reduce the balance in the Fund prior to the deduction of the transfer adjustment. A statement of the applicable procedures to determine the transfer adjustment factor will be furnished to the Contract Holder upon request.

       The transfer date will be the business day specified as the transfer date by the Contract Holder in a written notice, provided it is not less than ninety days after receipt of such notice by the John Hancock.

                          III.  GENERAL PROVISIONS



A.     ANNUITIES

       The Contract Holder has the option to purchase annuities for Participants in the Plan who have retired. Any annuities to be purchased under the Contract will be established in accordance with current procedures of John Hancock for group annuity contracts of this class and may be in any form which is then being offered under contracts of this class.

       The rates applicable to purchase immediate annuities will be furnished by the John Hancock to the Contract Holder upon request. The John Hancock reserves the right to change the purchase rates for annuities at any time.

       The rates applicable to the purchase of immediate annuities for Participants will not be less favorable than rates based on the following assumptions:

       Mortality:         The 1983 Group Annuity Mortality Table projected to
                          the calendar year of purchase using Projection Scale
                          H, with a six year age setback

       Interest:          Age 50 and up - 3.00%

       Loading: 1.5% of gross premium, plus any applicable state premium tax

       Per Life
       Charge: $500 for each Participant for whom an annuity is purchased

       The John Hancock retains the right to limit the total amount of annuities which may be purchased under the Contract to that portion of the annuity represented by the ratio of the Participant's Account to the total value of the interest of the Participant under the Plan.

       If it is discovered that the age, sex, or any other relevant fact with respect to a Participant is erroneous, an adjustment will be made in the amounts withdrawn from the Fund on account of such Participant or in the annuities payable by the John Hancock on account of such Participant, or both. The John Hancock will not be liable to pay any greater annuity with respect to any payee than that which would be payable on the basis of the correct information and the actual amounts withdrawn from the Fund.

B.     ASSIGNMENT OF CONTRACT

       The Contract will not be assigned without the mutual written consent of the Contract Holder and the John Hancock.

C.     INFORMATION TO BE FURNISHED

       The Contract Holder will provide or permit the John Hancock to obtain all financial statements and information which may reasonably be required in the administration of the Contract. The John Hancock has the right to rely upon such information and to act for the purposes of the Contract on the basis of such information. Where financial information is not certified by an independent accounting firm, the Contract Holder will permit the John Hancock, or its authorized representatives, at the John Hancock's expense, to inspect the statements, books and records of the Contract Holder relating to the Contract.

D.     MODIFICATION OF CONTRACT

       The Contract may be modified at any time by written agreement between the Contract Holder and the John Hancock. Only the President, a Vice President, the Secretary, or an Assistant Secretary of the John Hancock has authority on behalf of the John Hancock to modify or waive any of the provisions of the Contract.

E.     GUARANTEED BENEFIT SUB ACCOUNT

       The Guaranteed Benefit Sub Account is a pooled segment of John Hancock's General Investment Account under which guarantees of benefits or contract values are made. All monies under the Contract will be part of the general corporate funds of the John Hancock and will be assigned for investment purposes to the Guaranteed Benefit Sub Account.

F.     NONWAIVER OF CONTRACT PROVISIONS

       The failure of the Contract Holder or the John Hancock to perform or to insist upon the strict performance of any provision of the Contract will not constitute a waiver on the part of the Contract Holder or the John Hancock of its right to perform or to require the performance of such provision.

G.     TERMINATION OF CONTRACT

       The Contract will terminate upon John Hancock's fulfillment of all its duties and obligations arising under the Contract.

H.     SEVERABILITY

       Should one or more provisions of the Contract be held by any court to be invalid, void or unenforceable, the remaining provisions will continue in full force.

I.     MISCELLANEOUS

       All sums payable by the John Hancock will be payable from its Home Office in Boston, Massachusetts.

                             IV.  CONTRACTUAL TERMS


Contractual Terms as they are used or referenced in the Contract:

CONTRACT HOLDER  Contract Holder means the Contract Holder referenced in the
                 Contract Specifications and any successor Trustee. The Contract Holder will act on behalf of the Employer in any matter pertaining to the Contract and each such act will be binding on the Employer, providing such act complies with the provisions of the Plan.

                 The Contract Holder will not be considered an agent of the John Hancock for any purpose under the Contract.

EMPLOYER Employer includes each of its subsidiary, affiliated or associated companies which adopt the Plan prior to the Effective Date of the Contract.

                 Any entity adopting the Plan on or subsequent to the Effective Date of the Contract will not be considered covered under the Contract without the written consent of the John Hancock.

FUND Fund means the Modified Term Accumulation Guarantee Fund to which Contributions are credited and accumulated and which is adjusted by additions or withdrawals made in accordance with the Contract.

PARTICIPANT      Participant means any active, terminated, or retired
                 employee or the survivor or beneficiary of such employee who has an interest in the Plan.

PARTICIPANT      Participant Communication means any communication
COMMUNICATION    concerning investment election under the Plan which
                 is prepared for delivery to Participants.

                 Participant Communications which will induce
                 Participants to transfer all or part of their accounts into or out of the Contract will not be delivered to Participants by the Contract Holder or the Employer.

                 Upon request by the John Hancock, the Contract Holder or Employer agrees to furnish a copy of any Participant Communication within ten business days.

                 Upon request, the John Hancock will review any proposed Participant Communication.

PARTICIPANT'S    Participant's Account means the contributions under
ACCOUNT          the Plan made in the Participant's behalf which have
                 been  credited to the Fund, together with credited earnings.

PLAN Plan refers to the Plan as it is constituted on the Effective Date of the Contract.

                 The John Hancock will be notified of any Plan amendment or deviation to the Ford Motor Company bid specifications dated October 24, 1994, as soon as practicable. If any Plan amendment or bid specification deviation has a material or adverse affect on the John Hancock's financial experience under the Contract, both parties will negotiate in good faith to avoid any financial loss to the John Hancock. The determination will be made within ten business days of receipt of the proposed amendment by the John Hancock at its Home Office.

SERVICES         Services covered under the Contract include:

                 -      Installation
                 -      Contract drafting
                 -      General accounting services
                 -      Monthly fund statements
                 -      Annuity purchase facility
                 - An aggregate total of 52 Fund transactions, deposits and withdrawals, during a calendar year; prorated if the Contract is in effect for less than twelve months. Additional transactions will be considered a special service, unless a pricing adjustment has been made.

                        Examples of special services, subject to additional expense charges, are, but will not be limited to:
                 -      Maintenance of Participant records
                 -      Lump sum payment to individual Plan Participants

WRITTEN NOTICE   The phrase "written notice" means, unless otherwise stated, a written notice received at the Home Office of the John Hancock in Boston, Massachusetts.

                     APPLICATION FOR GROUP ANNUITY CONTRACT
                              TO BE ISSUED BY THE
                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



Comerica Bank as Trustee of Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees and Ford Credit Savings Plan makes application to the John Hancock Mutual Life Insurance Company ("the John Hancock") for a group annuity contract ("the Contract"), subject to the following:

       It is agreed that this Application will be attached to and made a part of the Contract, and that said Contract will become effective as of November 15, 1994, the date Ford Motor Company accepted John Hancock's proposal.

       The Contract Holder represents that the bid specifications dated
       October 24, 1994, provided by Ford Motor Company, conform to and accurately represent the terms and provisions of the Plan. Any variance in the terms of the Plan from such specifications will be ineffective for purposes of the Contract without the express written consent of the John Hancock.

________ is hereby designated as the ___________ to receive any commissions payable by the Contract Holder on the Contract issued on this Application, provided that he is duly licensed as required by law. The Contract Holder authorizes the John Hancock to pay from the Fund any commission payable to the
__________.


                        COMERICA BANK AS TRUSTEE OF FORD MOTOR COMPANY
                        SAVINGS AND STOCK INVESTMENT PLAN FOR SALARIED EMPLOYEES, FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS PLAN FOR HOURLY EMPLOYEES AND FORD CREDIT SAVINGS PLAN




                        By:   JA McIntosh
                              -----------------
                              James A. McINTOSH

                        Title  FIRST VICE PRESIDENT
                               --------------------
                        Date     6-8-95
                               ---------------------